UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): November 30, 2007
THE TIMBERLAND COMPANY

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885

(Address of Principal Executive Offices)	(Zip Code)
(603) 772-9500

(Registrant’s telephone number, including area code)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURES

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)      On November 30, 2007, The Timberland Company (the “Company”) announced internally that Gary S. Smith, Senior Vice President—Supply Chain Management and President—Timberland Outdoor Group, will leave the Company effective December 7, 2007. As part of Mr. Smith’s cessation of employment, he and the Company have agreed in principal on an agreement pursuant to which Mr. Smith’s employment with the Company will cease effective December 7, 2007.
(e)      In addition to amounts due to be paid to Mr. Smith under his existing arrangements with the Company, Mr. Smith and the Company have agreed in principal on a separation agreement providing for (i) cash severance equal to fifty-two (52) weeks of his current weekly base salary that will total $400,000 paid over such fifty-two (52) week period, and (ii) a lump sum cash payment in the amount of $375,000, to be paid no earlier than seven (7) days after Mr. Smith signs the separation agreement, which amount is in lieu of any payment Mr. Smith may have been entitled to under the Company’s 2007 Executive Long Term Incentive Plan.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY
Date: December 5, 2007	By:	/s/ John Crimmins
		Name:	John Crimmins
		Title:	Chief Financial Officer